UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005
CCE Spinco, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9348 Civic Center Drive	Beverly Hills CA	90210

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 310-867-7000
Not Applicable
(Former name or former address, if changed from last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Master Separation and Distribution Agreement
Amended and Restated Bylaws
Rights Agreement
Form of Certificate of Designations
Form of Right Certificate
Transition Services Agreement
Tax Matters Agreement
Employee Matters Agreement
Trademark and Copyright License Agreement
Nonqualified Deferred Compensation Plan
Certificate of Incorporation of CCE Holdco #2, Inc.
2005 Stock Incentive Plan
Form of Stock Option Agreement
Form of Restricted Stock Award Agreement
Annual Incentive Plan
Credit Agreement dated as of December 21, 2005
Guarantee and Collateral Agreement
Employment Agreement - Kathy Willard
Press Release
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 21, 2005, the separation of the business previously conducted by Clear Channel Communications, Inc.’s (“Clear Channel”) live entertainment segment and sports representation business, now comprising CCE Spinco, Inc.’s business (collectively, the “transferred businesses”), and the distribution by Clear Channel of all of our common stock to its stockholders, was completed in a tax free spin-off (the “Distribution”). We are now an independent public company to be known as Live Nation trading under the symbol “LYV” on the New York Stock Exchange.
     In connection with the Distribution, we entered into certain agreements with Clear Channel and its subsidiaries to effect the separation of our business and the Distribution and to define responsibility for obligations arising before and after the date of the Distribution, including, among others, obligations relating to transition services, taxes, employees and intellectual property. Information regarding these agreements summarized below is contained in our Information Statement dated December 9, 2005, filed as Exhibit 99.1 to our Current Report on Form 8-K dated December 12, 2005 filed with the Securities and Exchange Commission (“SEC”), is incorporated by reference into Item 1.01 of this Current Report on Form 8-K. The agreements described below are filed as exhibits to this Current Report on Form 8-K and we refer you to them for a complete understanding of these agreements.
Master Separation and Distribution Agreement
     On December 20, 2005, we entered into a Master Separation and Distribution Agreement (the “Master Agreement”) with Clear Channel. The Master Agreement provided for, among other things, the principal corporate transactions required to effect the transfer of assets and our assumption of liabilities necessary to separate the transferred businesses from Clear Channel, the distribution of our common stock to the holders of record of Clear Channel common stock on December 14, 2005, and certain other agreements governing our relationship with Clear Channel after the date of the Distribution. The transfers from Clear Channel to us occurred prior to the Distribution and all of the assets were transferred on an “as is,” “where is” basis, and we and our subsidiaries agreed to bear the economic and legal risks that any conveyance was insufficient to vest in us good title, free and clear of any security interest, and that any necessary consents or approvals were not obtained or that any requirements of laws or judgments were not complied with. We assumed and agreed to perform and fulfill all of the liabilities arising out of the ownership or use of the transferred assets or the operation of the transferred businesses. We also agreed, among other things, that for our 2005 fiscal year and for any fiscal year thereafter for so long as Clear Channel is required to consolidate our results of operations and financial position with its results of operations and financial position, we will not select an independent registered public accounting firm different from Clear Channel.
Transition Services Agreement
     On December 21, 2005, we entered into a Transition Services Agreement (the “Transition Services Agreement”) with Clear Channel Management Services, L.P. (“Clear Channel Management Services”), an affiliate of Clear Channel, pursuant to which Clear Channel Management Services will provide services to us, including, but not limited to, the following:
•	treasury, payroll and other financial related services;

•	human resources and employee benefits;

•	legal and related services;

•	information systems, network and related services;

•	investment services; and

•	corporate services.
     The charges for the transition services generally are intended to allow Clear Channel Management Services to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit. The allocation of costs will be based on various measures depending on the service provided, including relative revenue, employee headcount or number of users of a service.
     The services provided under the Transition Services Agreement will terminate at various times specified in such agreement (generally ranging from three months to one year after the completion of the Distribution), but we may terminate any service, other than certain information technology and tax services, by giving at least 90 days’ prior written notice to Clear Channel Management Services, and we may terminate tax services with 120 days’ prior written notice. Under the terms of the Transition Services Agreement, Clear Channel Management Services will not be liable to us for or in connection with any services rendered pursuant to such agreement or for any actions or inactions taken by Clear Channel Management Services in connection with the provision of services. However, Clear Channel Management Services will be liable for, and will indemnify us for, liabilities resulting from its gross negligence, willful misconduct, improper use or disclosure of customer information or violations of law, subject to a cap on Clear Channel Management Services’ liability of an amount equal to payments made by us to Clear Channel Management Services pursuant thereto during the twelve months preceding such event. Additionally, we will indemnify Clear Channel Management Services for any losses arising from the provision of services, except to the extent the liabilities are caused by Clear Channel Management Services’ gross negligence or material breach of the Transition Services Agreement.
Tax Matters Agreement
     On December 21, 2005, we entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with Clear Channel to govern the respective rights, responsibilities and obligations of Clear Channel and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and preparing and filing tax returns, as well as with respect to any additional taxes incurred by us attributable to actions, events or transactions relating to our stock, assets or business following the spin-off, including taxes imposed if the spin-off fails to qualify for tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended, or if Clear Channel is not able to recognize the Holdco #3 Loss (as described therein).
Employee Matters Agreement
     On December 21, 2005, we entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Clear Channel covering a number of compensation, employment and employee benefits matters relating to our employees. In general, the Employee Matters Agreement provides that we will be solely responsible for all liabilities and expenses relating to our current and former employees and their covered dependents and beneficiaries, regardless of when incurred.

Trademark and Copyright License Agreement
     On December 21, 2005, we entered into a Trademark and Copyright License Agreement (the “Trademark and Copyright License Agreement”) with Clear Channel Identity, L.P. (“Clear Channel Identity”), an affiliate of Clear Channel, establishing our right to continue to use the trademark CLEAR CHANNEL, other marks incorporating the term CLEAR CHANNEL or variations thereof, the mark CC, and other marks used in connection with the transferred businesses, and trade dress and other indicia of origin associated with such trademarks and certain of the copyrights in packaging, labels, signage, marketing, advertising and promotional materials that bear or display such trademarks in the licensed territory (as defined therein) for the transferred businesses, during a transitional period ending December 21, 2006.
Nonqualified Deferred Compensation Plan
     In connection with the Distribution, effective as of November 1, 2005, SFX Entertainment, Inc. d/b/a Clear Channel Entertainment (“SFX”), our indirect operating subsidiary as of the Distribution, adopted the Clear Channel Entertainment Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is a non-qualified deferred compensation plan for non-employee directors of SFX and employees of SFX and its affiliates who are members of a select group of management or highly-compensated employees selected by the compensation committee of the board of directors of SFX. The Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
     Under the Plan, participants may elect to defer a portion of their annual compensation (including, as applicable, salary, commissions, bonuses and director fees). The Plan also provides SFX with the discretion to make matching contributions to participants’ accounts. Amounts deferred under the Plan are credited with earnings measured by the performance of hypothetical investment options selected by the participants. SFX may, but is not required to, invest the deferral amounts in a way that mirrors the investment options selected by the participants. Participants are entitled to receive or begin receiving the amounts in their deferral accounts at a specified future date or upon termination of employment, in accordance with election procedures and other distribution rules contained in the Plan. Payments are made in cash and may take the form of lump sum distributions or installment payments. Each participant is an unsecured creditor of SFX with respect to payment of the participant’s deferral accounts under the Plan. Any assets set aside for payment of participants’ accounts are subject to the claims of SFX’s creditors in the event of its insolvency. Subject to certain limitations, the board of directors of SFX has the authority to amend or terminate the Plan.
Other
     Copies of the Master Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, Trademark and Copyright License Agreement and Nonqualified Deferred Compensation Plan are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
     A copy of the press release announcing the completion of the Distribution is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.
     In connection with the Distribution, Clear Channel contributed or otherwise transferred to us the transferred businesses, and we assumed generally all of the liabilities of such businesses. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.01 of this Current Report on Form 8-K. In addition, the financial statements relating to the Distribution set forth in our Information Statement dated December 9, 2005, filed as Exhibit 99.1 to our Current Report on Form 8-K dated December 12, 2005 filed with the Securities and Exchange Commission (“SEC”), are incorporated by reference into Item 2.01 of this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 21, 2005, SFX and the foreign borrowers party thereto, as borrowers, and we entered into a $610.0 million credit agreement (the “Credit Agreement”), with a syndicate of banks and other financial institutions (the “Lenders”), including JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as London agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Bank of America Securities LLC, as co-lead arrangers and joint bookrunners.
     The Credit Agreement consists of:
•	a $325.0 million 7 1/2-year term loan; and

•	a $285.0 million 6 1/2-year revolving credit facility, of which up to $235.0 million will be available for the issuance of letters of credit and up to $100.0 million will be available for borrowings in foreign currencies.
     The 6 1/2-year revolving credit facility will provide for up to $235.0 million to be available for the issuance of letters of credit, drawings under which reduce the amount available under the revolving credit facility. Availability under the senior secured credit facility will be subject to various conditions precedent typical of syndicated loans.
     Subject to then market pricing and maturity extending longer than that of the senior secured credit facility, we will be able to add additional term and revolving commitments under the credit facility in an aggregate amount not to exceed $250.0 million.
     The terms and provisions governing the senior secured credit facility consist of the following:
•	the senior secured credit facility is secured by a first priority lien on substantially all of our domestic assets (other than real property and deposits maintained by us in connection with promoting or producing live entertainment events) and a pledge of the capital stock of our material domestic subsidiaries (the Credit Agreement deems material subsidiaries to be those which, in the aggregate, represent at least 90% of our consolidated revenues), a portion of the capital stock of certain of our foreign subsidiaries and certain minority equity interests owned by us;

•	borrowings in foreign currencies by our foreign subsidiaries are, in addition, secured by a first priority lien on substantially all of our foreign assets (other than real property and deposits maintained by us in connection with promoting or producing live entertainment events) and a pledge of the capital stock of our foreign subsidiaries and all subsidiaries of each such subsidiary;

•	borrowings under the 7 1/2-year term loan facility bear interest at per annum floating rates equal, at our option, to either (1) the base rate (which is the greater of the prime rate offered by the administrative agent or the federal funds rate plus 0.50%) plus 1.25% or (2) Adjusted LIBOR plus 2.25%;

•	borrowings under the 6 1/2-year revolving facility bear interest at per annum floating rates equal, at our option, to either (1) the base rate (which is the greater of the prime rate offered by the administrative agent or the federal funds rate plus 0.50%) plus 0.75% or (2) Adjusted LIBOR plus 1.75%;

•	Sterling and Euro-denominated borrowings under the 6 1/2-year revolving facility bear interest at per annum floating rates equal to either Adjusted LIBOR or Adjusted EURIBOR, respectively, plus 1.75%;

•	borrowings in other foreign currency denominations under the 6 1/2-year revolving facility bear interest at rates as specified therein or to be agreed upon;

•	following delivery of our December 31, 2005 audited financial statements to our lenders, the interest rates applicable to U.S. Dollar, Sterling or Euro-denominated borrowings under the 6 1/2-year revolving facility will, from time to time, be determined and adjusted based on our total leverage;

•	interest rates will be increased by 2.00% per annum on past-due amounts;

•	interest on base rate loans will be payable quarterly on the last day of each March, June, September and December;

•	interest on Adjusted LIBOR and Adjusted EURIBOR loans will generally be payable as of the last day of an interest period but in any event, no less frequently than every three months on interest periods of greater than three months;

•	we will pay a commitment fee based on the undrawn balance of the 6 1/2-year revolving credit facility and we will pay letter of credit fees on letter of credit amounts that are available for drawing;

•	scheduled installments of principal reductions on the 7 1/2-year term loan will commence on March 31, 2006 and will be payable quarterly in principal amounts each equal to 0.25% of $325.0 million, except the final quarterly principal payment, which will be payable in the amount of the balance of the term loan;

•	we are permitted to prepay the term loan and to permanently reduce revolving credit commitments, in whole or in part, at any time without penalty, other than a prepayment fee of 1% of the amount of the term loan voluntarily prepaid before the first anniversary date of that loan; however, if a prepayment of principal is made with respect to an Adjusted LIBOR or Adjusted EURIBOR loan on a date other than the last day of the applicable interest period, we will be required to compensate the lenders for losses and expenses incurred as a result of the prepayment;

•	amounts voluntarily prepaid by us will be applied, at our discretion, to prepay the term loans or revolving loans;

•	we are required to prepay the 7 1/2-year term loan from certain asset sale proceeds and casualty and condemnation proceeds that we do not reinvest within a 365-day period (or in some instances, within 180 days after such 365-day period) or from debt issuance proceeds if our leverage condition then exceeds a prescribed ratio, with all such proceeds being applied pro ratably to scheduled installments of principal reductions;

•	the senior secured credit facility requires us to meet minimum financial requirements, and in addition, the senior secured credit facility includes restrictive covenants that, among other things, restrict our ability to:
•	incur additional debt;

•	pay dividends and make distributions;

•	make certain investments and acquisitions;

•	repurchase our stock and prepay certain indebtedness;

•	create liens;

•	enter into agreements with affiliates;

•	modify our nature of business;

•	enter into sale and leaseback transactions;

•	transfer and sell material assets; and

•	merge or consolidate; and
•	the senior secured credit facility contains customary events of default, including without limitation payment defaults, material breaches of representations and warranties, covenant defaults, cross defaults to certain material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, imposition of final judgments in excess of specified amounts, certain ERISA defaults, failure of any guaranty or security documents materially supporting the senior secured credit facility to be in full force and effect and a change of control.
     Our failure to comply with the terms and covenants in instruments governing our other indebtedness could lead to a default in those instruments, which would entitle the Lenders to accelerate the indebtedness under the senior secured credit facility and declare all such amounts owed due and payable.
     After giving effect to the borrowings under our senior secured credit facility, we have approximately $367.6 million of indebtedness for borrowed money outstanding. Our $610 million credit facility is rated B1 by Moody’s Investors Services, Inc. and B+ by Standards & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., which is below the ratings given to Clear Channel’s senior debt by such ratings agencies. Approximately $235.0 million of the revolving credit facility will remain available for working capital and general corporate purposes of SFX and its subsidiaries immediately following the distribution date after the transfer of approximately $50.0 million of letters of credit previously issued under Clear Channel’s credit facilities on behalf of certain SFX subsidiaries. The issuance of letters of credit will reduce this availability by the notional amount of issued letters of credit.
     The summary of the Credit Agreement set forth in this Item 2.03 is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is incorporated by reference herein as Exhibit 10.11.
     Item 8.01 of this Current Report on Form 8-K relating to a direct financial obligation created by the issuance of the preferred stock by one of our subsidiaries is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     Our board of directors adopted a stockholder rights plan pursuant to our rights agreement with The Bank of New York, as rights agent (the “Rights Agreement”), in connection with the Distribution that became effective on December 21, 2005 and declared a dividend distribution of one preferred share purchase right (a “right”) for each outstanding share of our common stock to stockholders of record as of 5:00 p.m., New York City time, on December 21, 2005. Each right being issued will be subject to the terms of the Rights Agreement. In connection with the Rights Agreement, we filed the Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on December 15, 2005, pursuant to which we designated 20,000,000 shares of our preferred stock as Series A Junior Participating Preferred Stock having the designations, rights, preferences and limitations set forth therein.
     The stockholder rights plan was adopted to protect our stockholders from coercive or otherwise unfair takeover tactics. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock, and in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, without the approval of our board of directors.
     Our rights trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue after the distribution date until the date on which the rights are distributed.
     Each right allows its holder to purchase from us one one-hundredth of a share of our Series A junior participating preferred stock for $80.00, once the rights become exercisable. Prior to exercise, our right does not give its holder any dividend, voting or liquidation rights.
     Each right will not be exercisable until:
•	ten days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our outstanding common stock or, in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, or, if earlier,

•	ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.
     Flip In. If a person or group becomes an acquiring person, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of our common stock with a market value of twice the then applicable exercise price, based on the market price of our common stock prior to such acquisition.
     Flip Over. If we are later acquired in a merger or similar transaction after the date our rights become exercisable, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.
     Our rights will expire on December 21, 2015. Our board of directors may redeem our rights for $0.01 per right at any time before the rights separate from our common stock and rights certificates are mailed to eligible holders of our common stock. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish our rights by exchanging one share of our common stock or an equivalent security for each right, other than rights held by the acquiring person.

     Our board of directors may adjust the purchase price of our preferred stock, the number of shares of our preferred stock issuable and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or common stock. No adjustments to the purchase price of our preferred stock of less than 1% will be made.
     The terms of the Rights Agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.
     The Rights Agreement specifying the terms of the rights, the form of Certificate of Designation of Series A Junior Participating Preferred Stock, and the form of Right Certificate, are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.
     The disclosure under Item 2.03 of this Current Report on Form 8-K relating to the restriction on dividends contained in the Credit Agreement and under Item 8.01 of this Current Report on Form 8-K contained in the preferred stock designations of one of our subsidiaries are also responsive to this Item 3.03 and are incorporated herein by reference.
Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Prior to and in connection with the Distribution, Clear Channel, as our sole stockholder, effective December 21, 2005, elected the following persons to our board of directors for a term expiring at our annual meeting of the stockholders in the year set forth beside each such person’s name:
Henry Cisneros — 2009
Jeffrey T. Hinson — 2008
Connie McCombs McNab — 2009
John N. Simons, Jr. — 2007
Timothy P. Sullivan — 2008
Michael Rapino — 2007
     Our board of directors also appointed Mr. Hinson as the chairman of the Audit Committee and the audit committee financial expert (as defined in the applicable regulations of the SEC), and Messrs. Simons and Sullivan as members of the Audit Committee. Our board of directors also appointed Mr. Cisneros, as the chairman, and Mrs. McNab as members of the Nominating and Governance Committee, and Mr. Simons, as the chairman, and Mr. Sullivan as members of the Compensation Committee.
     There is no arrangement or understanding between any of Messrs. Cisneros, Hinson, Simons, Sullivan, Rapino and Mrs. McNab, and any other person pursuant to which any of Messrs. Cisneros, Hinson, Simons, Sullivan, Rapino and Mrs. McNab was elected as a director. There are no transactions in which Messrs. Cisneros, Hinson, Simons, Sullivan, Rapino and Mrs. McNab has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Biographical information regarding the directors listed above is contained in our Information Statement, dated December 9, 2005, filed as Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on December 12, 2005, which is incorporated herein by reference.
     Effective with the Distribution, Kathy Willard, 39, became our Executive Vice President and Chief Accounting Officer. Prior thereto, she served as the Chief Financial Officer of SFX since

December 2004. Ms. Willard joined SFX, which was acquired by Clear Channel on August 1, 2000 in September 1998. In 2000, she was promoted to Vice President and Controller for Clear Channel Entertainment. In January 2001, Ms. Willard was then promoted to Senior Vice President and Chief Accounting Officer for Clear Channel Entertainment until her promotion in December 2004 to Chief Financial Officer.
     On December 22, 2004, we entered into an employment agreement with Ms. Willard, which was amended on December 1, 2005, effective as of January 1, 2005. The initial term of the employment agreement ends on December 31, 2007; the term automatically extends one day at a time for twelve months beginning on January 1, 2007, so that commencing on January 1, 2008 and continuing for so long thereafter as she remains employed, there will always be exactly one year remaining in the term of the agreement. Under the employment agreement, she receives a base salary of $300,000 per year, which is subject to an annual increases in accordance with company policy. Ms. Willard is also eligible to receive a performance bonus targeted at $90,000; provided, however, for 2005 she will receive a guaranteed minimum performance bonus of $50,000, payable within 90 days of the end of the calendar year. We may terminate the contract for any reason at any time. We may also terminate Ms. Willard’s employment at any time with “Cause,” as defined in the agreement. If Ms. Willard is terminated without “Cause,” she is entitled to receive a lump sum payment of accrued and unpaid base salary and prorated bonus, if any, and any payments to which she may be entitled under any applicable employee benefit plan. In addition, if Ms. Willard signs a general release of claims, she will be entitled to receive a lump sum payment equal to twelve months of her annual base salary. The agreement provides that Ms. Willard may not compete with us during the term of the agreement and for one year thereafter where we operate or plan to operate, including within a 50 mile radius of such location. The summary of our employment agreement with Ms. Willard set forth in this Item 5.02 is qualified in its entirety by reference to the text of such agreement, a copy of which is filed hereto as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated herein by reference.
     There is no family relationship between Ms. Willard and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer. There are no transactions in which Ms. Willard has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Our Amended and Restated Bylaws were approved and adopted by our board of directors on December 2, 2005, and became effective on December 21, 2005 in connection with the Distribution.
     A copy of our Amended and Restated Bylaws is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01.   Other Events.
     Prior to the Distribution, CCE Holdco #2, Inc. (“Holdco #2”) was formed. In connection with its formation, Clear Channel subscribed for and purchased all of Holdco #2’s common stock and Series B (non-voting) redeemable preferred stock in exchange for all of the outstanding stock of SFX, one of our operating subsidiaries (the “Holdco #3 Exchange”). Simultaneously, third-party investors unrelated to Clear Channel subscribed for and purchased from Holdco #2 all of the shares of Holdco #2 Series A (voting) mandatorily redeemable preferred stock for $20 million. Immediately thereafter, other third-party investors unrelated to Clear Channel purchased from Clear Channel all of the shares of Holdco #2 Series B (non-voting) mandatorily redeemable preferred stock for $20 million pursuant to a pre-existing binding agreement.

Following the issuance by Holdco #2 of its common stock and Series A and Series B preferred stock, and prior to the Distribution, Clear Channel contributed all of Holdco #2’s common stock to us in exchange for shares of our common stock, which were distributed to Clear Channel’s shareholders in the Distribution, and we contributed all of Holdco #2’s common stock to our wholly-owned subsidiary CCE Holdco #1, Inc (“Holdco #1”) in exchange for shares of the Holdco #1’s common stock. As a result of these transactions, Holdco #2 is our indirect subsidiary and the parent company of SFX, our operating subsidiary which owns more than 95% of the gross value of our assets. We did not receive any of the proceeds from the sale of the Series B redeemable preferred stock sold by Clear Channel. The Series A redeemable preferred stock has a liquidation preference of $20 million plus accrued but unpaid dividends. The Series B redeemable preferred stock has a liquidation preference of $20 million plus accrued but unpaid dividends. The preferred stock bears a dividend of 13% and is mandatorily redeemable on December 21, 2011, although we are obligated to make an offer to repurchase the preferred stock at 101% of the liquidation preference in the event of a change of control. The holders of Series A redeemable preferred stock will have the right to appoint one out of four members to Holdco #2’s board of directors and to otherwise control 25% of the voting power of all outstanding shares of Holdco #2. The issuance and sale of the Series A and Series B redeemable preferred stock together with the Holdco #3 Exchange were structured to raise desired financing and to facilitate the overall tax efficiency of the Distribution. The Series A and Series B redeemable preferred stock is subject to financial and other covenants substantially similar to the covenants applicable to our senior secured credit facility. If we default under any of the covenants applicable to Holdco #2’s preferred stock, we will have to pay additional dividends of 250 basis points and the holders of Holdco #2 preferred stock would be entitled to elect an additional director of Holdco #2. In addition, Holdco #2’s preferred stock designation contains a covenant that our leverage ratio cannot exceed 4.0 to 1; if we breach this covenant we will be required to pay additional dividends of 200 to 700 basis points, depending on the leverage ratio.
     Additional information concerning the preferred stock issuance and related matters is contained in our Information Statement, dated December 9, 2005, filed as Exhibit 99.1 to our Current Report on Form 8-K dated December 12, 2005. A copy of the certificate of incorporation of Holdco #2 is attached to this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference.
     We are among the defendants in a lawsuit filed September 3, 2002, by JamSports in the United States Federal District Court for the Northern District of Illinois, as described in more detail in our Information Statement, dated December 9, 2005, filed as Exhibit 99.1 to our Current Report dated Form 8-K dated December 12, 2005. On December 20, 2005 the parties entered into a settlement agreement. Clear Channel has agreed to pay all amounts related to the settlement of the lawsuit; however, we will incur an additional pre-tax charge to operating results in fourth quarter of approximately $6 million.
     We were among the defendants in a lawsuit by Keith Beccia on July 10, 2002 and pending in the Morris County Superior Court in New Jersey, as described in more detail in the Information Statement, dated December 9, 2005, filed as Exhibit 99.1 to our Current Report on Form 8-K dated December 12, 2005. On December 14, 2005, the parties entered into a settlement agreement. The settlement is on terms that are not material to us and does not constitute an admission of wrongdoing or liability by us.
     A copy of the press release announcing the completion of the Distribution is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of our Information Statement, dated December 9, 2005, is attached as Exhibit 99.1 to our Current Report on Form 8-K dated December 12, 2005, filed with the SEC, which is incorporated herein by reference.
     We announced today that our board of directors had authorized a stock repurchase program effective immediately under which we may purchase up to an aggregate of $150 million of our common stock from time-to-time, expected to commence after the Distribution. A copy of the press release announcing the stock repurchase program is attached to this Current Report on Form 8-K as Exhibit 99.2.
     The information in this Form 8-K under “Item 8.01. Other Events,” Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.
(c)	Exhibits.

2.1	Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc., dated December 20, 2005
3.1	Amended and Restated Bylaws of CCE Spinco, Inc.
4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005
4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as Annex A to the Rights Agreement filed as Exhibit 4.1 hereto)
4.3	Form of Right Certificate (attached as Annex B to the Rights Agreement filed as Exhibit 4.1 hereto)
10.1	Transition Services Agreement between CCE Spinco, Inc. and Clear Channel Management Services, L.P., dated December 21, 2005
10.2	Tax Matters Agreement among CCE Spinco, Inc., CCE Holdco #2, Inc. and Clear Channel Communications, Inc., dated December 21, 2005
10.3	Employee Matters Agreement between CCE Spinco, Inc. and Clear Channel Communications, Inc., dated December 21, 2005
10.4	Trademark and Copyright License Agreement between CCE Spinco, Inc. and Clear Channel Identity, L.P., dated December 21, 2005
10.5	Clear Channel Entertainment Nonqualified Deferred Compensation Plan
10.6	Certificate of Incorporation of CCE Holdco #2, Inc.
10.7	CCE Spinco, Inc. 2005 Stock Incentive Plan
10.8	Form of Stock Option Agreement under the CCE Spinco, Inc. 2005 Stock Incentive Plan
10.9	Form of Restricted Stock Award Agreement under the CCE Spinco, Inc. 2005 Stock Incentive Plan
10.10	CCE Spinco, Inc. Annual Incentive Plan
10.11	Credit Agreement, dated as of December 21, 2005, among SFX Entertainment, Inc. and the foreign borrowers party thereto, as Borrowers, and CCE Spinco, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Securities Inc. and Bank of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners
10.12	Guarantee and Collateral Agreement, dated December 21, 2005, among CCE Spinco, Inc., SFX Entertainment, INC., the other subsidiaries of CCE Spinco, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent
10.13	Employment Agreement, dated December 22, 2004, by and between Kathy Willard and SFX Entertainment, Inc., d/b/a Clear Channel Entertainments, as amended December 1, 2005 effective January 1, 2005
99.1	Press Release dated December 21, 2005
99.2	Press Release dated December 22, 2005
99.3	Information Statement of CCE Spinco, Inc. dated December 9, 2005 (incorporated herein by reference to Exhibit 99.1 to the CCE Spinco, Inc. Form 8-K (Commission File No. 1-32601) filed December 12, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2005	CCE SPINCO, INC.
	By:	/s/Kathy Willard
Kathy Willard
Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
2.1	Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc., dated December 20, 2005
3.1	Amended and Restated Bylaws of CCE Spinco, Inc.
4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005
4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as Annex A to the Rights Agreement filed as Exhibit 4.1 hereto)
4.3	Form of Right Certificate (attached as Annex B to the Rights Agreement filed as Exhibit 4.1 hereto)
10.1	Transition Services Agreement between CCE Spinco, Inc. and Clear Channel Management Services, L.P., dated December 21, 2005
10.2	Tax Matters Agreement among CCE Spinco, Inc., CCE Holdco #2 and Clear Channel Communications, Inc., dated December 21, 2005
10.3	Employee Matters Agreement between CCE Spinco, Inc. and Clear Channel Communications, Inc., dated December 21, 2005
10.4	Trademark and Copyright License Agreement between CCE Spinco, Inc. and Clear Channel Identity, L.P., dated December 21, 2005
10.5	Clear Channel Entertainment Nonqualified Deferred Compensation Plan
10.6	Certificate of Incorporation of CCE Holdco #2, Inc.
10.7	CCE Spinco, Inc. 2005 Stock Incentive Plan
10.8	Form of Stock Option Agreement under the CCE Spinco, Inc. 2005 Stock Incentive Plan
10.9	Form of Restricted Stock Award Agreement under the CCE Spinco, Inc. 2005 Stock Incentive Plan
10.10	CCE Spinco, Inc. Annual Incentive Plan
10.11	Credit Agreement, dated as of December 21, 2005, among SFX Entertainment, Inc. and the foreign borrowers party thereto, as Borrowers, and CCE Spinco, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Securities Inc. and Bank of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners
10.12	Guarantee and Collateral Agreement, dated December 21, 2005, among CCE Spinco, Inc., SFX Entertainment, INC., the other subsidiaries of CCE Spinco, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent
10.13	Employment Agreement, dated December 22, 2004, by and between Kathy Willard and SFX Entertainment, Inc., d/b/a Clear Channel Entertainments, as amended December 1, 2005 effective January 1, 2005
99.1	Press Release dated December 21, 2005
99.2	Press Release dated December 22, 2005
99.3	Information Statement of CCE Spinco, Inc. dated December 9, 2005 (incorporated herein by reference to Exhibit 99.1 to the CCE Spinco, Inc. Form 8-K (Commission File No. 1-32601) filed December 12, 2005)